THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 31, 2014, among INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP. (formerly known as Empeiria Acquisition Corp., “IDE Holdings Corp.”), INTEGRATED DRILLING EQUIPMENT, LLC, a Delaware limited liability company (“IDE”), and INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC, a Delaware limited liability company (“Holdings LLC”; IDE Holdings Corp., IDE and Holdings LLC are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders which are a party hereto (collectively, the “Lenders” and individually a “Lender”) and ELM PARK CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (“Elm Park Capital Management”), as agent for Lenders (Elm Park Capital Management, in such capacity, the “Agent”). Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Term Loan and Security Agreement (defined below).

RECITALS

A. Borrowers, Agent and the Lenders are parties to that certain Term Loan and Security Agreement, dated as of December 14, 2012 (as amended by the First Amendment to Term Loan and Security Agreement dated April 9, 2013 (the “First Amendment”), the Second Amendment to Term Loan and Security Agreement dated October 17, 2013 (the “Second Amendment”), and as amended, restated, joined, extended, supplemented or otherwise modified from time to time, the “Term Loan and Security Agreement”).

B. The Obligations are scheduled to mature on September 30, 2014, and Borrowers have requested that Agent and Lenders extend the stated term of the Term Loan and Security Agreement for an additional nine-month period.

C. Borrowers, Agent and Lenders have agreed to amend the Term Loan and Security Agreement and Other Documents, subject to the terms and conditions of this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Article I
Amendments to Term Loan and Security Agreement

1.01          Section 2.1 (Term Loan) of the Term Loan and Security Agreement is hereby amended by amending and restating the table set forth therein in its entirety as follows:

Date	Installment Amount
March 31, 2014	$300,000
June 30, 2014	$300,000
September 30, 2014	$300,000
December 31, 2014	$300,000
March 31, 2015	$300,000

1.02 Section 3.2 (PIK Interest) of the Term Loan and Security Agreement is deleted in its entirety and replaced with the following:

“3.2 PIK Interest. In addition to any and all other interest provided for in this Agreement, the principal balance of the Term Loan (inclusive of any PIK Amount) shall bear additional interest on the daily balance thereof at a per annum rate equal to 4.00% (or during any period of time when Borrower’s Total Leverage Ratio (calculated as of the end of the most recently completed fiscal quarter ending after March 31, 2014 for which quarterly financial statements were most recently required to be delivered to Agent) is less than 3:50:1.00, 2.00%), which interest shall accrue with respect to the Term Loan from and after the Closing Date, and shall be paid in immediately available funds or paid-in-kind as Borrowers elect, in the sole and absolute discretion of Borrowers, by being added to the principal balance of the Term Loan (inclusive of any PIK Amount theretofore so added) on the first day of each quarter from and including January 1, 2013 and thereafter. Upon the expiration of the Term, any outstanding PIK Amount shall be due and payable without notice or demand. In the avoidance of doubt, it is hereby acknowledged and agreed that, except to the extent expressly provided to the contrary herein, any reference to the principal balance of the Term Loan or the Obligations shall be deemed to include the PIK Amount.”

1.03 Section 6.5 (Financial Covenants) of the Term Loan and Security Agreement are deleted in their entirety and replaced with the following:

“(a) [Intentionally Omitted]

(b) Fixed Charge Coverage Ratio. Cause to be maintained as of the last day of each month, commencing with the month ending June 30, 2014, and for each month ending thereafter, a Fixed Charge Coverage Ratio of not less than the applicable ratio required as set forth in the following table, for each applicable period:

Applicable Period	Ratio
For the six month period ending June 30, 2014	1.0 to 1.0
For the seven month period ending July 31, 2014,	1.0 to 1.0
For the eight month period ending August 31, 2014,	1.0 to 1.0
For the nine month period ending September 30, 2014,	1.1 to 1.0
For the ten month period ending October 31, 2014	1.1 to 1.0
For the eleven month period ending November 30, 2014	1.1 to 1.0
For the twelve month period ending December 31, 2014	1.1 to 1.0
For the twelve month period ending January 31, 2015	1.1 to 1.0
For the twelve month period ending February 28, 2015	1.1 to 1.0
For the twelve month period ending March 31, 2015	1.1 to 1.0
For the twelve month period ending April 30, 2015	1.1 to 1.0
For the twelve month period ending May 31, 2015, and thereafter	1.1 to 1.0

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(c) Minimum EBITDA. Cause to be maintained minimum EBITDA, measured quarterly, of at least the applicable amount required as set forth in the following table, for each applicable period:

Applicable Period	Applicable Amount
For the twelve month period ending June 30, 2014	$3,000,000
For the twelve month period ending September 30, 2014	$5,000,000
For the twelve month period ending December 31, 2014	$8,000,000
For the twelve month period ending March 31, 2015, and thereafter	$8,000,000

(d) [Intentionally Omitted]

(e) Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in an amount less than or equal to, but not greater than, the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Amount
For the twelve month period ending December 31, 2014	$2,000,000
For the three month period ending March 31, 2015	$1,000,000

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1.04 The first sentence of Section 13.1 (Term) of the Term Loan and Security Agreement is hereby amended by deleting the date “September 30, 2014” where it appears and replacing it with “June 30, 2015”.

1.05 Subsection (a) of Section 16.2 (Entire Understanding) of the Term Loan and Security Agreement is hereby amended by inserting after the third sentence in such subsection (a), the following new sentence:

“Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to the Borrower and each Lender (which copy may be provided by electronic mail).”

Article II
effectiveness of amendments

2.01 Conditions. This Amendment shall be effective once each of the following has been delivered to Agent or performed to Agent and Lenders’ satisfaction:

(a)                this Amendment executed by Borrowers, Agent and Lenders;

(b)               a fully executed Secretary’s Certificate of Borrowers including incumbency of officers and resolutions of the board of directors approving the terms of this Amendment and the First Lien Amendment (defined below);

(c)                an executed copy of an amendment to the First Lien Loan Agreement in form and substance satisfactory to Agent and Lenders in all respects, and which, among other things, modifies the stated maturity date under the First Lien Loan Agreement to no earlier than December 31, 2014 (the “First Lien Amendment”);

(d)               written consent from the First Lien Lenders to all terms and conditions of this Amendment and that this Amendment is expressly permitted under the First Lien Intercreditor Agreement; and

(e)                such other documents, instruments and information as Agent or Lenders may reasonably request.

Article III
WAIVERS, CoNSENT, REPRESENTATIONS AND WARRANTIES

3.01          Consent to Amendment. Agent and Lenders hereby consent to the execution and delivery of the amendment to the First Lien Loan Agreement in the form provided to Agent on or before the date hereof.

3.02          Scope of Agreement; RELEASE. Except as specifically amended and/or waived by this Amendment, the Term Loan and Security Agreement and Other Documents are unchanged and continue in full force and effect and are valid, binding and enforceable against Borrowers in accordance with their respective terms. Borrowers hereby acknowledge as of the date hereof that they have no knowledge of any action, claim, CROSS COMPLAINT, DEFENSE, COUNterCLAIM, OFFSET, demaND, cause of action, judgment, execution, suit, debt, liability, cost, damage, expense or other obligation of any kind or nature whatsoever that can be asserted by them against Agent or any Lender or to reduce or eliminate all or any part of their liability to repay any advances or extensions of credit from Lenders to Borrowers under the Term Loan and Security Agreement, as amended hereby, or the other documents or to seek affirmative relief or damages of any kind or nature from Lenders or Agent. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, for itself and its successors and assigns, fully and without reserve, hereby FOREVER releases, disclaims, and DISCHARGES EACH Agent or any Lender, its respective successors and assigns, and their respective directors, officers, affiliates, attorneys, employees, TRustees, representatives and agents (COLLECTIVELY, THE “RELEASED PARTIES” and INDIVIDUALLY, A “RELEASED PARTY”) FROM any AND all actions, claims, CROSS COMPLAINTS, DEFENSES, COUNTERCLAIMS, OFFSETS, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), whatsoever in each case existing as of the date hereof, or which may hereafter accrue solely to the extent regarding any actions or facts occurring prior to the date hereof.

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3.03          Representations and Warranties. Borrowers jointly and severally represent and warrant to Agent and Lenders that (a) they possess all requisite company or corporate power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite company or corporate action on the part of each Borrower, (c) no other consent of any individual or entity (other than Agent and Lenders and the First Lien Agent and First Lien Lenders to the extent required by Section 2.01(d)) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate the organizational documents of any Borrower, (e) the representations and warranties in the Term Loan and Security Agreement and each Other Document to which each Borrower is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date or to the extent such representations and warranties relate to the Existing Defaults), (f) each Borrower is in compliance with all covenants and agreements contained in the Term Loan and Security Agreement and each Other Document to which it is a party, and (g) no Default or Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Agent or Lenders is required for Agent or Lenders to rely on the representations and warranties in this Amendment.

Article IV

COVENANTS AND CONSENT

4.01 Cost Reduction Plan. Borrowers shall at all times continue to comply with the provisions of the cost reduction plan approved by the board of directors of IDE Holdings Corp., which shall be in form and substance satisfactory to Agent and Lenders. Borrowers shall promptly notify Agent of any modifications to such cost reduction plan which are subsequently approved by the board of directors of IDE Holdings Corp.

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4.02 Termination of Consultant. Agent and Lenders consent and agree that Borrowers may terminate the engagement of the third-party business consulting firm, as required by Section 4.02 of the First Amendment entered into by the parties hereto. Borrowers acknowledge that Agent and Lenders reserve their rights to require that Borrowers engage a consultant in the future, upon the occurrence of any Default or Event of Default after the date hereof.

Article V
Miscellaneous

5.01 No Waiver; Effect of Amendments; etc.. Except as expressly set forth herein, this Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of any Term Loan and Security Agreement or any Other Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Term Loan and Security Agreement or Other Documents, or (ii) a waiver of Agent’s or Lenders’ right to insist upon future compliance with each term, covenant, condition and provision of the Term Loan and Security Agreement or Other Documents. This Amendment shall constitute an Other Document under the Term Loan and Security Agreement and any failure by any Borrower to comply with any of the provisions of this Amendment when due shall constitute an immediate Event of Default under the Term Loan and Security Agreement. Upon and after the effectiveness of this Amendment, each reference in the Term Loan and Security Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Term Loan and Security Agreement, and each reference in the other Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Term Loan and Security Agreement, shall mean and be a reference to the Term Loan and Security Agreement as modified and amended hereby.

5.02 Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Amendment must be in form and, other than Cash Flow Projections, in substance satisfactory to Agent.

5.03 Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Term Loan and Security Agreement, or the Other Documents.

5.04 Costs, Expenses and Attorneys’ Fees. Borrowers jointly and severally agree to pay or reimburse Agent and Lenders on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment and other documents executed in connection therewith, including, without limitation, the reasonable fees and disbursements of Agent and Lenders’ counsel.

5.05          Reaffirmation of Obligations. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Each Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Term Loan and Security Agreement or any other Document, to Agent, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations as of the date hereof. Each Borrower hereby acknowledges, confirms and agrees that as of the close of business on March 31, 2014, the Borrowers were indebted to the Lenders for the Term Loan in an aggregate outstanding principal balance of $19,923,523.01, plus accrued and unpaid interest in the amount of $204,752.31, plus accrued and unpaid costs and expense owing under the Documents. All such Obligations owing by the Borrowers are unconditionally owing by the Borrowers to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever and shall be payable in accordance with the terms of the Term Loan and Security Agreement and the other Documents.

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5.06          Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Term Loan and Security Agreement and the other Documents to which it is a party effective as of the date hereof and as amended hereby.

5.07 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors, assigns, heirs and legal representatives, as applicable.

5.08 Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile, portable document format (PDF), and other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lenders.

5.09 Governing Law; Venue; Etc.. This Amendment must be construed, and its performance enforced, under the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to this Amendment may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Amendment, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment. Each Borrower hereby waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower hereby waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

5.10 Entirety. This Amendment, the Term Loan and Security Agreement and the Other Documents (as amended hereby) represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the Parties. There are no unwritten oral agreements among the Parties.

[Signatures are on the following pages]

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IN WITNESS WHEREOF, this Amendment is executed by each of the undersigned as of the date first written above.

INTEGRATED DRILLING EQUIPMENT, LLC
as Borrowing Agent and as a Borrower

By:	/s/ N. Michael Dion
Name:	N. Michael Dion
Title:	Chief Financial Officer

INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC
as a Borrower

By:	/s/ N. Michael Dion
Name:	N. Michael Dion
Title:	Chief Financial Officer

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.
as a Borrower

By:	/s/ N. Michael Dion
Name:	N. Michael Dion
Title:	Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CAPITAL MANAGEMENT, LLC
as Agent

By:	/s/ Mark Schachter
Name:	Mark Schachter
Title:	Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CREDIT OPPORTUNITIES FUND, L.P.
as a Lender

By:	/s/ Mark Schachter
Name:	Mark Schachter
Title:	Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CREDIT OPPORTUNITIES FUND (CANADA), L.P.
as a Lender

By:	/s/ Charles Winograd
Name:	Charles Winograd
Title:	Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]